As filed with the Securities and Exchange Commission on November 21, 1997

                                               Registration No. 333-____________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                             HEALTH CARE REIT, INC.
             (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                                            34-1096634
(State of other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

                             One SeaGate, Suite 1500
                               Toledo, Ohio 43604

                             Telephone: 419-247-2800
          (Address and telephone number of principal executive offices)

          HEALTH CARE REIT, INC. STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
                              (Full Title of Plan)

          George L. Chapman                       Copy to:
          Chairman, CEO and President             Mary Ellen Pisanelli, Esq.
          Health Care REIT, Inc.                  Shumaker, Loop & Kendrick, LLP
          One SeaGate, Suite 1500                 North Courthouse Square
          Toledo, Ohio 43604                      Toledo, Ohio 43624
          (419) 247-2800                          (419) 241-9000

                       (Name, Address and Telephone Number
                              of Agent for Service)

                                             CALCULATION OF REGISTRATION FEE
                                             -------------------------------
=================================================================================================================================
  TITLE OF SECURITIES          AMOUNT TO        PROPOSED MAXIMUM OFFERING           PROPOSED MAXIMUM                 AMOUNT OF
    TO BE REGISTERED         BE REGISTERED           PRICE PER SHARE*           AGGREGATE OFFERING PRICE*        REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock,     104,000 shares                 $26.3125                    $4,720,000                   $1,432.27
par value $1.00 per          80,000 shares                 $24.875
share
=================================================================================================================================

* Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the number of shares which may be issued under the Stock Plan for Non-Employee Directors pursuant to awards granted during 1997 and 1998, and the average of the high and low prices for the Registrant's Common Stock reported on the New York Stock Exchange on November 17, 1997.

                                              Exhibit Index is located on page 6

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents previously filed by Health Care REIT, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

            1. Annual Report on Form 10-K for the year ended December 31, 1996.

            2. Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997.

            3. Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997, and Amendment 1 filed with the Commission on Form 10-Q/A on August 5, 1997.

            4. Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997.

            5. Current Reports on Form 8-K filed with the Commission on March 6, 1997, April 8, 1997, and April 22, 1997.

            6. The description of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), contained in the Registration Statement on Form 8-A of the Company filed pursuant to Section 12 of the Exchange Act, including all amendments and reports updating such description.

             All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part of this Registration Statement from the date of filing of each such document.

             Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

             Not applicable. The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

             The Company's legal counsel, Shumaker, Loop & Kendrick, LLP, of Toledo, Ohio, is giving the Company an opinion upon the legality of the issuance of the shares of Common Stock being offered hereby. As of November 18, 1997, certain attorneys in the firm of Shumaker, Loop & Kendrick, LLP, beneficially owned a total of 9,041 shares of the Common Stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             Section 7 of the Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate") provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the

Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of Delaware (the "GCL"), or (iv) for any transaction from which the director derived any improper personal benefit.
Section 7 also provides that if the GCL is amended to further eliminate or limit the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the extent permitted by GCL, as so amended. The Restated Certificate also states that any repeal or modification of the foregoing paragraph by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

             The Company's By-Laws (the "By-Laws") provide that the Company shall indemnify, to the extent permitted by the GCL, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, partner or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees), judgements, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding.

             The Company has entered into indemnification agreements to assure its directors and officers that they will be indemnified to the extent permitted by the Restated Certificate, the By-Laws and Delaware law. The indemnification agreements cover any and all expenses, judgments, fines, penalties and amounts paid in settlement, provide for the prompt advancement of all expenses incurred in connection with any proceeding and obligate the director or officer to reimburse the Company for all amounts so advanced if it is subsequently determined, as provided in the indemnification agreements, that the director or officer is not entitled to indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

             Not applicable.

ITEM 8.  EXHIBITS.

             The following are filed herewith as part of this Registration
Statement:

      EXHIBIT NO.        EXHIBIT
      -----------        -------

      4.1 Health Care REIT, Inc. Stock Plan for Non-Employee Directors, incorporated by reference to Exhibit 10.5 to the Registrant's Quarterly Report on Form 10-Q for the period ending March 31, 1997.

      5.1 Opinion of Shumaker, Loop & Kendrick, LLP, as to the legality of the securities being registered.

      23.1             Consent of Ernst & Young LLP, independent auditors.

      23.2 The consent of Shumaker, Loop & Kendrick, LLP, to the use of their opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as
                       Exhibit 5.1.

      24.1             Powers of Attorney

ITEM 9.  UNDERTAKINGS.

    (a)  The undersigned Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's Annual Report on Form 10-K pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The undersigned Company hereby undertakes to deliver or cause to be delivered with the Prospectus to each Director to whom the Prospectus is sent or given, a copy of the Company's Annual Report to Stockholders for its last fiscal year, unless such Director otherwise has received a copy of such Annual Report, in which case the Company shall state in the Prospectus that it will promptly furnish, without charge, a copy of such Annual Report on written request of the Director. If the last fiscal year of the Company has ended within 120 days prior to the use of the Prospectus, the Annual Report of the Company for the preceding fiscal year may be so delivered, but within such 120 day period the Annual Report for the last fiscal year will be furnished to each such Director.

    The Company also undertakes to deliver or cause to be delivered to all Directors participating in the Company's Stock Plan for Non-Employee Directors who do not otherwise receive such material, copies of all reports to stockholders, proxy statements and other communications distributed to its security holders generally, such material to be sent or delivered no later than the time it is sent to security holders.

    (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on this 21st day of November, 1997.

                             HEALTH CARE REIT, INC.

                             By:  /s/  George L. Chapman
                                -----------------------------------------------
                                George L. Chapman
                                Chairman, Chief Executive Officer and President

             Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons (or by their designated attorney-in-fact) in the capacities and on the dates indicated.

      SIGNATURE                          TITLE                              DATE
      ---------                          -----                              ----
/s/ William C. Ballard, Jr.       Director                             November 21, 1997
----------------------------
William C. Ballard, Jr.

/s/ Pier C. Borra                 Director                             November 21, 1997
----------------------------
Pier C. Borra

/s/ George L. Chapman             Director, Chief Executive            November 21, 1997
----------------------------      Officer and President
George L. Chapman

/s/ Michael A. Crabtree           Principal Accounting Officer         November 21, 1997
----------------------------
Michael A. Crabtree

/s/ Jeffrey H. Donahue            Director                             November 21, 1997
----------------------------
Jeffrey H. Donahue

/s/ Bruce Douglas                 Director                             November 21, 1997
----------------------------
Bruce Douglas

/s/ Richard C. Glowacki           Director                             November 21, 1997
----------------------------
Richard C. Glowacki

/s/ Edward F. Lange, Jr.          Chief Financial Officer              November 21, 1997
----------------------------
Edward F. Lange, Jr.

/s/ Sharon M. Oster               Director                             November 21, 1997
----------------------------
Sharon M. Oster

/s/ Bruce G. Thompson             Director                             November 21, 1997
----------------------------
Bruce G. Thompson

/s/ Richard A. Unverferth         Director                             November 21, 1997
----------------------------
Richard A. Unverferth

/s/ Frederic D. Wolfe             Director                             November 21, 1997
----------------------------
Frederic D. Wolfe

                                  EXHIBIT INDEX

             The following exhibits are filed herewith as part of this registration statement:

      EXHIBIT NO.            EXHIBIT                                                    PAGE
      -----------            -------                                                    ----
         4.1      Health Care REIT, Inc. Stock Plan for Non-Employee Directors,
                  incorporated by reference to Exhibit 10.5 to the Registrant's
                  Quarterly Report on Form 10-Q for the period ending March 31,
                  1997.

         5.1 Opinion of Shumaker, Loop & Kendrick, LLP, as to the legality of the securities being registered.

         23.1     Consent of Ernst & Young LLP, independent auditors.

         23.2 The consent of Shumaker, Loop & Kendrick, LLP, to the use of their opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1.

         24.1     Powers of Attorney